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                                                                     EXHIBIT 4.2


THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK (THE "UNDERLYING STOCK") ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. NEITHER THIS WARRANT NOR THE UNDERLYING STOCK, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AS TO FORM AND SUBSTANCE, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                                FUTURELINK CORP.,

                             a Delaware corporation

                             Void after May 31, 2006


         This certifies that ROGER J. GALLEGO, or registered assigns ("Holder"), in consideration of payment in the amount of $750 and other good and valuable consideration, receipt of which is hereby acknowledged, is entitled, subject to the terms set forth below, to purchase from GLEN C. HOLMES, as Trustee of THE HOLMES TRUST, dated July 2, 1997 ("Grantor") 1,800,000 fully paid and nonassessable shares of the Common Stock (the "Common Stock") of FUTURELINK CORP., a Delaware corporation (the "Company"). The Exercise Price (as defined below) is set forth and subject to adjustment as provided below. The term "Warrants" as used herein shall include this warrant and any warrants delivered in substitution or exchange herefor as provided herein.

1.  Term.

    This Warrant shall become exercisable on June 1, 2001, and shall expire May 31, 2006, subject to earlier termination as set forth in Section 7(e) hereof.



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2.  Exercise Price.

    The price to be paid for Common Stock upon exercise of this Warrant or any part thereof (referred to herein as the "Exercise Price") shall be $5.50 per share, subject to adjustment as set forth in Section 7 hereof.

3.  Exercise.

    Holder may exercise this Warrant in whole at any time or in part from time to time, on any business day after June 1, 2001, but prior to the time this Warrant terminates as provided herein, by delivery, of:

    (a) this Warrant,

    (b) the Subscription Form attached hereto as Exhibit A duly executed and specifying the number of shares of Common Stock to be purchased hereunder, and

    (c) payment of the amount (the "Purchase Price") obtained by multiplying (i) the number of shares of Common Stock to be purchased by (ii) the Exercise Price. The Purchase Price shall be paid in cash or by certified or official bank check payable to the order of Grantor, in the amount of the Purchase Price.

    In lieu of exercising this Warrant by payment of cash as set forth above, Holder may elect to receive shares of Common Stock by surrender of this Warrant, in which event Grantor shall transfer to Holder the number of shares of Common Stock computed using the following formula:

         X  =  Y (A - B)
               ---------
                   A

         Where: "X" = the number of shares of Common Stock to be transferred to
                      Holder

                "Y" = the number of shares of Common Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the number of shares for which the Warrant is being exercised (at the date of such calculation)

                "A" = the Market Price of one share of the Common Stock (at the date of such calculation)

                "B" = Exercise Price (as may be adjusted to the date of such calculation)

                "Market Price" = As to any security, the Price (as defined below) of a security averaged over a period of 10 days consisting of the day as of which the Market Price is being determined and the nine consecutive


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                business days prior to such day; provided, that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. The "Price" of any security shall be defined as the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed; or, if there have been no sales on any such exchange on a given day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day; or, if on a given day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market as of 4:00 P.M., EST or EDST, as applicable, on such day; or, if on a given day such security is not quoted in the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

    This Warrant may be exercised for less than the full number of shares of Common Stock which are issuable upon exercise of this Warrant. Upon such partial exercise, this Warrant shall be surrendered, and a new Warrant of the same tenor and for purchase of the number of shares not purchased upon such exercise shall be issued by Grantor to Holder.

    A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As soon as practicable on or after such date, Grantor shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise.

4.  Fractional Shares.

    No fractional shares shall be purchased upon the exercise of the Warrant. The number of shares of Common Stock to be purchased shall be rounded to the nearest whole share.

5.  Securities Law Requirements.

    No part of the Warrant shall be exercised if counsel to the Company determines that any applicable registration requirement under the Securities Act of 1933, as amended, or any other applicable requirement of federal or state law has not been met. The Warrant is granted to Holder on the condition that all purchases of Common Stock will be for investment purposes, and not with a view to resale or distribution. Any shares of Common Stock issued under this Warrant shall be specifically subject to such restrictive provisions as the Company may from time to time deem necessary in order to fully comply with all applicable securities laws.


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    Stock certificates evidencing shares of Common Stock acquired under the
Warrant pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

6.  Loss or Mutilation.

    Upon receipt by Grantor of satisfactory evidence (in the exercise of reasonable discretion) of the ownership of this Warrant by Holder and of the loss, theft, destruction or mutilation of any Warrant and, in the case of loss, theft, or destruction, of satisfactory indemnity (in the exercise of reasonable discretion), and, in the case of mutilation, upon surrender and cancellation thereof, Grantor will execute and deliver in lieu thereof a new Warrant of like tenor.

7.  Adjustments; Early Termination.

    The Exercise Price and the number of shares purchasable hereunder will be subject to adjustment from time to time as follows:

    (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of shares of Common Stock as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of shares of Common Stock purchasable under this Warrant as of such date shall remain the same.

    (b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be


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exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the shares of Common Stock issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

    (c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), then the Grantor may, at its option, either (i) decrease the per share Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Grantor or (ii) provide that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the shares of Common Stock otherwise receivable on exercise hereof, the number of shares or other securities or property which would have been received had this Warrant at the time been exercised.

    (d) Reclassification, Etc. If at any time after the date hereof there shall be a change or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such change or reclassification, which would have been received by Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

    (e) Early Termination. Notwithstanding any provision hereof to the contrary, this Warrant shall lapse and have no further force or effect, at any time following June 1, 2001, upon the consummation of any transaction, other than a tax free reorganization (as defined in Section 368 of the Internal Revenue
Code), pursuant to which securities having more than 50% of the Company's total combined voting power are transferred to a person or persons holding those securities immediately prior to such transaction, provided, however, that if any such transaction shall have occurred prior to June 1, 2001, this Warrant shall lapse on June 30, 2001.

8.  No Rights as Stockholders.

    The Holder of this Warrant shall not have any of the rights of a stockholder with respect to the shares subject to the Warrant until such Holder shall have exercised the Warrant and paid the exercise price.


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9.  Investment Representation.

    Holder hereby represents to Grantor and the Company that Holder is acquiring the Warrant and any underlying shares for Holder's own account for investment purposes only and not for the purpose of resale or distribution. Holder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, all or any part of the Warrant or the underlying shares, and Holder has no present plan to enter into any such contact, undertaking, agreement or arrangement. Holder further agrees to execute and deliver any further investment certificates as counsel to the Company deems necessary or advisable to comply with state or federal securities laws.

10. Market "Stand Off" Agreement.

    The undersigned hereby agrees that during the period of no more than one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Securities held by the undersigned until the end of such period.

11. Restriction On Transfer.

    The Holder of this Warrant, by acceptance hereof, agrees that, absent an effective registration statement under the Securities Act of 1933, as amended, covering the disposition of the Warrant or Common Stock issued or issuable upon exercise hereof, such Holder will not sell or transfer any or all of such Warrant or Common Stock, as the case may be, without first providing the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and such Holder consents to the Company making a notation on its records giving instructions to any transfer agent of the Warrant or such Common Stock to implement such restriction on transferability.


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12. Applicable Law.

    This Warrant is delivered in California and shall be construed and enforced in accordance with and governed by the laws of such State, as applied to contracts entered into and to be performed within the State.


Dated: May 26, 2000                           THE HOLMES TRUST

                                              /s/ GLEN C. HOLMES
                                              ----------------------------------
                                              Glen C. Holmes, Trustee


                                              ROGER J. GALLEGO

                                              /s/ ROGER J. GALLEGO
                                              ----------------------------------


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                                    EXHIBIT A

                                SUBSCRIPTION FORM

To
   -------------------------

         The undersigned registered owner of this Warrant irrevocably exercises this Warrant to purchase ___________* shares of Common Stock of FUTURELINK CORP. (subject to adjustment), and herewith makes payment of $____________ therefor, on the terms and conditions specified in this Warrant, and requests that the certificates for such shares be issued in the name of, and be delivered to ________________________________________________ the following address:
________________________________________________`___________________________.

         In connection with the exercise of this Warrant, the undersigned hereby represents and warrants that the undersigned is purchasing the shares under the Warrant for the undersigned's own account, for investment purposes only and not with a view to or for sale or resale in connection with any distribution.


Dated:
        ----------------                     -----------------------------------
                                             (Signature of Registered Owner must
                                             conform in all respects to name of
                                             Holder as specified in the within
                                             Warrant)


                                             -----------------------------------
                                             (Name of Registered Owner)


                                             -----------------------------------
                                             (Street Address)


                                             -----------------------------------
                                             (City)   (State)           (Zip)


-----------------
* Insert here all or such portion of the number of shares specified at the beginning of the within Warrant with respect to which Holder desires to exercise his purchase right, without adjustment for any other or additional stock or other securities, property or cash that may be delivered on such exercise.


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